UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material under §240.14a-12

Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

West Face SPV (Cayman) I L.P.

West Face Capital Inc.

West Face SPV (Cayman) General Partners Inc.

West Face Long Term Opportunities Global Master L.P.

Gregory A. Boland

Peter Dey

Ryan Ellson

James Evans

Gary S. Guidry

Robert B. Hodgins

Ronald W. Royal

David P. Smith

Brooke N. Wade

Laurence West

Dulat Zhurgenbay

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 23, 2015, West Face Capital Inc. issued the following press release:

Incremental Change and Delay Does Not Serve Gran Tierra Shareholders: West Face Capital

Repeats Call for Sweeping Change: New Board, New CEO and Refocused Strategy

TORONTO – April 23, 2015 – West Face Capital Inc. (West Face), whose managed funds beneficially own approximately 9.8% of Gran Tierra Energy Inc. (Gran Tierra) (NYSE MKT: GTE; TSX: GTE), today told its fellow shareholders that the latest statement from the company’s Board of Directors fails to address what is needed to fix Gran Tierra.

In its April 21 letter to Gran Tierra, West Face recommended, among other things, that the company refocus on its core Colombian properties and avoid further high-risk, high-cost ventures in frontier locations. Twenty-four hours later, the Gran Tierra Board clarified for shareholders that its strategic focus is on Colombia.

The current Board also acknowledged “areas of underperformance” after the company’s market value fell by 59% in just over four years.

West Face believes acknowledgement and promises are not sufficient to correct ineffectual oversight, incoherent strategy, inflated overhead costs and failure to align the interests of the Board and shareholders. A fundamental change of course is required for Gran Tierra, not half-measures by the existing Board.

“The current directors should do the right thing for shareholders and accept that a clean slate and a fresh start are needed at Gran Tierra now,” said Thomas Dea, Partner at West Face. “They should ensure that the shareholders’ voice will be heard at the annual meeting, which the company’s website stated would take place on June 24, 2015. There should be no delay.

“It’s time to fix GTE,” Mr. Dea said.

West Face has proposed a proven CEO in Gary Guidry and a new slate of experienced independent directors. Mr. Guidry’s experience was gained working in many international jurisdictions and includes extensive experience in Colombia and other parts of Latin America. West Face believes that the nominee group has strong and relevant South American experience.

The six West Face nominees are Robert B. Hodgins, Brooke Wade, Peter Dey, Ronald Royal, David P. Smith, and Gary Guidry. Further information about the nominees’ qualifications was provided in the news release issued by West Face on April 21, 2015.

About West Face Capital Inc.

West Face Capital Inc. is one of Canada’s leading alternative investment managers. West Face has a seasoned multi-disciplinary investment team, proprietary origination channels, deep sector expertise and the ability to act on investment targets in domestic and international markets.

Additional Information

West Face SPV (Cayman) I L.P. (“West Face SPV”) intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2015 Annual Meeting”) of the Company. Information relating to the participants in such proxy solicitation has been included in materials filed on April 21, 2015 by West Face SPV with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, West Face SPV’s definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. These materials and other materials filed by West Face SPV in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by West Face SPV with the Securities and Exchange Commission will also be available, without charge, by directing a request to West Face SPV’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

For more information:

Media Contact: Lute & Company John Lute 416 929 5883 ex 222 jlute@luteco.com	Investor Contact: Okapi Partners 1-877-796-5274 info@okapipartners.com

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